Exhibit 99.2
UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLUMBIA

)
UNITED STATES OF AMERICA	)
)
Plaintiff,	)
	)	Case No.:
v.	)
	)	Judge:
EXELON CORPORATION	)
	)	Deck Type:
and	)
	)	Filed:
PUBLIC SERVICE ENTERPRISE	)
GROUP INCORPORATED	)
)
Defendants.	)
)
PROPOSED FINAL JUDGMENT
     WHEREAS, Plaintiff, United States of America, filed its Complaint on June 22, 2006, relating to the proposed merger of Defendants Exelon Corporation (“Exelon”) and Public Service Enterprise Group Incorporated (“PSEG”);
     AND WHEREAS, Defendants, by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law, and without this Final Judgment constituting any evidence against or admission by any party regarding any issue of fact or law;
     AND WHEREAS, Defendants agree to be bound by the provisions of this Final Judgment pending its approval by the Court;

     AND WHEREAS, the essence of this Final Judgment is the prompt divestiture of certain assets by Defendants to assure that competition is not substantially lessened;
     AND WHEREAS, the United States requires Defendants to make certain divestitures for the purpose of remedying the loss of competition alleged in the Complaint;
     AND WHEREAS, Defendants have represented to the United States that the divestitures required below can and will be made, subject to receipt of necessary regulatory approvals, and that Defendants will later raise no claim of mistake, hardship, or difficulty of compliance as grounds for asking the Court to modify any of the provisions contained below;
     NOW THEREFORE, before any testimony is taken, without trial or adjudication of any issue of fact or law, and upon consent of the parties, it is ORDERED, ADJUDGED, AND DECREED:
I. JURISDICTION
     The Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief may be granted against Defendants under Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18.
II. DEFINITIONS
     As used in this Final Judgment:

A.	“Acquire” means obtain any interest in any electricity generating facility, including real property, deeded development rights to real property, capital equipment, buildings, or fixtures.

B.	“Acquirer” or “Acquirers” means the entity or entities to whom Defendants divest any of the Divestiture Assets or with whom Defendants have entered into definitive contracts to sell any of the Divestiture Assets.

C.	“Control” means have the ability, directly or indirectly, to set the level of, dispatch, or offer the output of one or more units of an electricity generating facility or to operate one or more units of an electricity generating facility.

D.	“Designated Utility Zones” means the service territories in which the following companies on June 1, 2006, owned the wires through which electricity is distributed:
1.	Atlantic City Electric Company,

2.	Baltimore Gas and Electric Company,

3.	Delmarva Power and Light Company,

4.	Jersey Central Power and Light Company,

5.	Metropolitan Edison Company,

6.	Rockland Electric Company,

7.	PECO Energy Company,

8.	Potomac Electric Power Company,

9.	PPL Electric Utilities Corporation, and

10.	Public Service Electric and Gas Company.

E.	“Divestiture Assets” means the following facilities: (1) Cromby Generating Station, 100 Cromby Rd. at Phoenixville, PA, 19460; (2) Eddystone Generating Station, Number 1 Industrial Hwy. at Eddystone, PA, 19022; (3) Hudson Generating Station, Duffield & Van Keuren Aves. at Jersey City, NJ, 07306; (4) Linden Generating Station, 4001 South Wood Ave. at Linden, NJ, 07036; (5) Mercer Generating Station, 2512 Lamberton Rd. at Hamilton, NJ, 08611; and (6) Sewaren Generating Station, 751 Cliff Rd. at Sewaren, NJ, 07077; and
a.	For each of those facilities, all of Defendants’ rights, titles, and interests in any tangible and intangible assets relating to the generation, dispatch, and offering of electricity at the facility; including the land; buildings; fixtures; equipment; fixed assets; supplies; personal property; non-consumable inventory on site as of June 1, 2006; furniture; licenses, permits, and authorizations issued by any governmental organization relating to the facility (including environmental permits and all permits from federal or state agencies and all work in progress on permits or studies undertaken in order to obtain permits); plans for design or redesign of the facility or any assets at the facility; agreements, leases, commitments, and understandings pertaining to the facility and its operation; records relating to the facility or its operation, wherever kept and in whatever form (excluding records of past offers submitted to PJM); all equipment associated with connecting the facility to PJM (including automatic generation control equipment); all remote start capability or equipment located on site; and

all other interests, assets, or improvements at the facility customarily used in the generation, dispatch, or offer of electricity from the facility; provided, however, that “Divestiture Assets” shall not include (i) electric and gas distribution or transmission assets located in, or appurtenant to, the boundaries of the facility, or (ii) any communications links between the facility and Defendants, which will be disconnected.
b.	At the option of the Acquirer of the Linden Generating Station, the natural gas pipeline facilities connecting any assets at the Linden Generating Station (including the assets listed in Section II.E.a. for the Linden Generating Station), to an interconnection with the Texas Eastern Gas Transmission LP, and all of Defendants’ rights, titles, and interests in any tangible and intangible assets relating to the delivery of natural gas from the Texas Eastern Gas Transmission LP interconnection with the Linden Generating Station, including the land; buildings; fixtures; equipment; fixed assets; supplies; personal property; non-consumable inventory on site as of June 1, 2006; furniture; licenses, permits, and authorizations issued by any governmental organization relating to the facility (including environmental permits and all permits from federal or state agencies and all work in progress on permits or studies undertaken in order to obtain permits); plans for design or redesign of the facility or any assets at the facility; agreements, leases, commitments, and understandings pertaining to the facility and its operation; records relating to the facility or its operation, wherever kept and in whatever form, and all other interests, assets, or improvements customarily used in the delivery of natural gas from the interconnection of the Texas Eastern Gas Transmission LP to the Linden Generating Station.
To the extent that any licenses, permits, or authorizations described in Section II.E.a. or Section II.E.b. are nontransferable, Defendants will use their best efforts to obtain the necessary consent for assignment to the Acquirer or Acquirers of the license, permit, or authorization.
F.	“Exelon” means Exelon Corporation, a Pennsylvania corporation headquartered in Chicago, Illinois, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, joint ventures (not including Exelon’s participation in the ownership, operation, dispatch, or offering of output of the Keystone Generating Station or the Conemaugh Generating Station), and their directors, officers, managers, agents, and employees.

G.	“Exelon/PSEG Transaction” means the merger of Exelon and PSEG that is the subject of HSR Transaction Identification No. 2005-0696, which was filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C.A. § 18a (West 1997) (“HSR Act”), including any changes in the terms of that merger that do not necessitate a new Hart-Scott-Rodino filing.

H.	“Good Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision is made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. “Good Utility Practice” is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.
I.	“Including” means including but not limited to.

J.	“Person” means any natural person, corporation, association, firm, partnership, or other business or legal entity.

K.	“PJM” means PJM Interconnection, LLC.

L.	“PSEG” means Public Service Enterprise Group Incorporated, a New Jersey corporation headquartered in Newark, New Jersey, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, joint ventures (not including PSEG’s participation in the ownership, operation, dispatch, or offering of output of the Keystone Generating Station, the Conemaugh Generating Station, or the Yards Creek Generating Station), and their directors, officers, managers, agents, and employees.
III. APPLICABILITY
A.	This Final Judgment applies to Defendants Exelon and PSEG, as defined above, and all other persons in active concert or participation with any of them who receive actual notice of this Final Judgment by personal service or otherwise.

B.	Defendants shall require, as a condition of the sale or other disposition of all or substantially all of their electricity generating facilities in the Designated Utility Zones or of lesser business units that include the Divestiture Assets, that the purchaser agrees to be bound by the provisions of this Final Judgment, provided, however, that Defendants need not obtain such an agreement from the Acquirers of the Divestiture Assets.
IV. DIVESTITURES
A.	Defendants are hereby ordered and directed, in accordance with the terms of this Final Judgment, to sell the Divestiture Assets to Acquirers acceptable to the United States in its sole discretion. Defendants shall enter into definitive contracts for sale of the Divestiture Assets within 150 days after consummation of the Exelon/PSEG Transaction. The United States, in its sole discretion, may extend the time period set forth in Section IV.A. for entering into definitive contracts for sale for an additional period not to exceed thirty (30) calendar days and shall notify the Court in such circumstances. Defendants shall use their best efforts as expeditiously and timely as possible (1) to enter into these contracts, and (2) after obtaining the United States’ approval of the Acquirers, to seek the necessary approvals of the sale of Divestiture Assets from regulatory agencies with jurisdiction over the Exelon/PSEG Transaction. Defendants shall consummate the contracts for sale no later than twenty-one (21) calendar days after receiving, for each Divestiture Asset, the last necessary regulatory approval required for that Divestiture Asset.

B.	In accomplishing the requirements imposed by Section IV.A., Defendants promptly shall make known, by usual and customary means, the availability for sale of the Divestiture Assets. Defendants shall inform any person making an inquiry regarding a possible purchase of the Divestiture Assets that the sales are being made pursuant to this Final Judgment and provide such person with a copy of this Final Judgment. Defendants shall also offer to furnish to prospective Acquirers who have been invited to submit binding bids, subject to reasonable protection for confidential commercial information, all information and documents relating to the Divestiture Assets customarily provided in a due diligence process, except such information subject to attorney-client privilege or the attorney work-product doctrine. Defendants shall make available such information to the United States at the same time that such information is made available to any other person.
C.	Subject to reasonable protection for confidential commercial information, Defendants shall permit prospective Acquirers who have been invited to submit binding bids for the Divestiture Assets to have reasonable access to their personnel and to make such inspection of the Divestiture Assets and any and all of their financial, operational, or other documents and information customarily provided as part of a due diligence process, as well as access to any and all environmental and other permit documents and information.

D.	Defendants shall provide to each Acquirer of any of the Divestiture Assets, and to the United States, the name and most recent contact information (if known) for each individual who is currently, or who, to the best of Defendants’ knowledge, has, at any time since January 1, 2006, been stationed at a specific Divestiture Asset and involved in the operation, dispatch, or offering of the output, of that Divestiture Asset to be purchased by the Acquirer. Defendants shall not impede or interfere with any negotiations by the Acquirer or Acquirers to employ such persons.
E.	Defendants also agree to preserve the Divestiture Assets in a condition and state of repair at least equal to their condition and state of repair as of the date the Complaint was filed, ordinary wear and tear excepted, and consistent with Good Utility Practice.

F.	Defendants shall warrant to the Acquirers of the Divestiture Assets that each asset (other than assets retired in place as of June 1, 2006) will be operational, consistent with Good Utility Practice, on the date of sale, subject to legal or regulatory restrictions on any of the Divestiture Assets in existence on the date of sale.

G.	Defendants shall warrant to the Acquirers of the Divestiture Assets that there are no undisclosed material defects in the environmental, zoning, or other permits pertaining to the operation of each asset, and that following the sale of the Divestiture Assets, Defendants will not undertake, directly or indirectly, any challenges to any permits or certifications relating to the operation of the Divestiture Assets, or otherwise take any action to impede the divestiture or operation of the Divestiture Assets.

H.	The divestitures, whether accomplished by Defendants pursuant to Section IV, or by the trustee appointed pursuant to Section V of this Final Judgment, shall be accomplished in such a way as to satisfy the United States, in its sole discretion, that the Divestiture

Assets can and will be used by the Acquirers as part of viable, ongoing businesses engaged in the provision of electric generation services. The divestitures, whether pursuant to Sections IV or V of this Final Judgment, (1) shall be made to Acquirers that, in the United States’ sole judgment, have the intent and capability (including the necessary managerial, operational, technical, and financial capability) of competing effectively in the business of the provision of electric generation services; and (2) shall be accomplished so as to satisfy the United States, in its sole discretion, that none of the terms of any agreement between the Acquirers and Defendants give Defendants the ability unreasonably to raise the Acquirers’ costs, to lower the Acquirers’ efficiency, or otherwise to interfere in the ability of the Acquirers to compete effectively.
V. APPOINTMENT OF TRUSTEE
A.	If Defendants have not entered into definitive contracts for sale of the Divestiture Assets within the time specified in Section IV.A. of this Final Judgment, Defendants shall notify the United States of that fact in writing. Upon application of the United States, the Court shall appoint a trustee selected by the United States and approved by the Court to effect the divestiture of the Divestiture Assets, including the application for necessary regulatory approvals. Until such time as a trustee is appointed, Defendants shall continue their efforts to effect the sale of the Divestiture Assets as specified in Section IV.

B.	After the appointment of a trustee becomes effective, only the trustee shall have the right to sell the Divestiture Assets. The trustee shall have the power and authority to accomplish the divestitures at the earliest possible time to Acquirers acceptable to the United States, in its sole discretion, at such price and on such terms as are then obtainable upon reasonable effort by the trustee, subject to the provisions of Sections IV, V, and VI of this Final Judgment, and shall have such other powers as the Court deems appropriate. Subject to Section V.D. of this Final Judgment, the trustee shall have the power and authority to hire at the cost and expense of Defendants any investment bankers, attorneys, or other agents, who shall be solely accountable to the trustee, reasonably necessary in the judgment of the trustee to assist in the divestitures.
C.	Defendants shall not object to a sale by the trustee on any ground other than the trustee’s malfeasance. Any such objections by Defendants must be conveyed in writing to the United States and the trustee within ten (10) calendar days after the trustee has provided the notice required under Section VI of this Final Judgment.

D.	The trustee shall serve at the cost and expense of Defendants, on such terms and conditions as the United States approves, and shall account for all monies derived from the sale of the assets sold by the trustee and all costs and expenses so incurred. After approval by the Court of the trustee’s accounting, including fees for its services and those of any professionals and agents retained by the trustee, all remaining money shall be paid to Defendants, and the trust shall then be terminated. The compensation of the trustee and of any professionals and agents retained by the trustee shall be reasonable in light of the value of the Divestiture Assets and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestitures and the speed with which they are accomplished, but timeliness is paramount.
E.	Defendants shall use their best efforts to assist the trustee in accomplishing the required divestiture, including their best efforts to effect all necessary regulatory approvals. The trustee and any consultants, accountants, attorneys, and other persons retained by the trustee shall have full and complete access to the personnel, books, records, and assets at the facilities to be divested, and Defendants shall develop financial or other information relevant to the assets to be divested customarily provided in a due diligence process as the trustee may reasonably request, subject to reasonable protection for confidential commercial information. Defendants shall permit prospective Acquirers who have been invited to submit binding bids for any of the Divestiture Assets to have reasonable access to their personnel and to make such inspection of the Divestiture Assets and any and all financial, operational, or other documents and other information as may be relevant to the divestitures required by this Final Judgment, subject to reasonable protection for confidential commercial information. Defendants shall take no action to interfere with or to impede the trustee’s accomplishment of the divestitures.

F.	After its appointment, the trustee shall file monthly reports with the United States and the Court setting forth the trustee’s efforts to accomplish the divestitures ordered under this Final Judgment; provided however, that to the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. Such reports shall include the name, address, and telephone number of each person who, during the preceding month, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in the Divestiture Assets, and shall describe in detail each contact with any such person during that period. The trustee shall maintain full records of all efforts made to divest the Divestiture Assets.
G.	If the trustee has not accomplished such divestitures within sixty (60) calendar days after its appointment, the trustee shall file promptly with the Court a report setting forth (1) the trustee’s efforts to accomplish the required divestitures; (2) the reasons, in the trustee’s judgment, why the required divestitures have not been accomplished; and (3) the trustee’s recommendations. To the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the United States, who shall have the right to make additional recommendations consistent with the purpose of the trust. The Court shall enter thereafter such orders as it shall deem appropriate to carry out the purpose of this Final Judgment which may, if necessary, include extending this Final Judgment and the term of the trustee’s appointment by a period requested by the United States.
VI. NOTICE OF PROPOSED DIVESTITURES
A.	Within two (2) business days after signing a definitive contract for sale of any of the Divestiture Assets, Defendants or the trustee, whichever is then responsible for effecting the divestiture required herein, shall notify the United States of any proposed divestiture required by Sections IV or V of this Final Judgment, and submit to the United States a copy of the proposed contract for sale and any other agreements with the Acquirer relating to the Divestiture Assets. If the trustee is responsible, it shall similarly notify Defendants. The notice shall set forth the details of the proposed divestiture (including the name, address, and telephone number of the proposed Acquirer), and list the name, address, and telephone number of each person not previously identified who offered or expressed an interest in or desire to acquire the Divestiture Assets, together with full details of the same.
B.	Within fifteen (15) calendar days of receipt by the United States of such notice, the United States may request from Defendants, the proposed Acquirers, any other third party, or the trustee if applicable, additional information concerning the proposed divestiture, the proposed Acquirers, and any other potential Acquirers. Defendants and the trustee shall furnish any additional information requested within fifteen (15) calendar days of the receipt of the request, unless the parties shall otherwise agree.

C.	Within thirty (30) calendar days after receipt of the notice or within twenty (20) calendar days after the United States has been provided the additional information requested from Defendants, the proposed Acquirers, any third party, and the trustee, whichever is later, the United States shall provide written notice to Defendants and the trustee, if there is one, stating whether or not it objects to the proposed divestiture, provided, however, that the United States may extend the period for its review up to an additional thirty (30)

calendar days. If the United States provides written notice that it does not object, the divestiture may be consummated, subject only to Defendants’ limited right to object to the sale under Section V.C. of this Final Judgment. Absent written notice that the United States does not object to the proposed Acquirer, or upon objection by the United States, a divestiture proposed under Section IV or Section V shall not be consummated. Upon objection by Defendants under Section V.C., a divestiture proposed under Section V shall not be consummated unless approved by the Court.
VII. AFFIDAVITS
A.	Within twenty (20) calendar days of the filing of the Complaint in this matter and every thirty (30) calendar days thereafter until the Divestiture Assets have been sold, whether pursuant to Sections IV or V of this Final Judgment, Defendants shall deliver to the United States an affidavit as to the fact and manner of compliance with Sections IV or V of this Final Judgment. Each such affidavit shall include the name, address, and telephone number of each person who, during the preceding thirty days, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in the Divestiture Assets, and shall describe in detail each contact with any such person during that period. Each such affidavit shall also include a description of the efforts that Defendants have taken to solicit purchasers for the Divestiture Assets and to provide required information to prospective purchasers including the limitations, if any, on such information. Assuming the information set forth in the affidavit is true and complete, any objection by the United States to information provided by Defendants, including limitation on information, shall be made within fourteen (14) calendar days of receipt of such affidavit.
B.	Within twenty (20) calendar days of the filing of the Complaint in this matter, Defendants shall deliver to the United States an affidavit that describes in detail all actions Defendants have taken and all steps Defendants have implemented on an ongoing basis to comply with Section IX of this Final Judgment. The affidavit also shall include a description of Defendants’ efforts to maintain the Divestiture Assets in operable condition at no less than current capacity configurations with current levels of staffing and management and to otherwise comply with the Hold Separate Stipulation and Order. Defendants shall deliver to the United States an affidavit describing any changes to the efforts and actions outlined in Defendants’ earlier affidavit(s) filed pursuant to this Section within fifteen (15) calendar days after the change is implemented.

C.	Defendants shall keep all records of all efforts made to preserve and divest the Divestiture Assets until one year after such divestitures have been completed.
VIII. FINANCING
     Defendants shall not finance all or any part of any purchase made pursuant to Sections IV or V of this Final Judgment.
IX. HOLD SEPARATE

     Until the divestitures required by this Final Judgment have been accomplished, Defendants shall take all steps necessary to comply with the Hold Separate Stipulation and Order entered by the Court. Defendants shall take no action that would jeopardize, delay, or impede the divestiture order by the Court.
X. NO REACQUISITION
     Defendants may not acquire or control any of the Divestiture Assets during the term of this Final Judgment.
XI. PRIOR APPROVAL
A.	Without the prior approval of the United States, Defendants shall not acquire any electricity generating facility, or enter into any contract to obtain control of, an electricity generating facility or of one or more units of an electricity generating facility in the Designated Utility Zones, which facility or units are in existence as of June 1, 2006, or are listed in Attachment A. Such prior approval shall be within the sole discretion of the United States.

This prior approval requirement shall not apply to:
1.	Upgrades, expansions, or uprates of existing units up to the amount of such upgrades, expansions, or uprates;

2.	Units that are rebuilt, repowered, or activated out of inactive status after June 1, 2006, as long as such rebuild, repowering, or activation, if done by Defendants, begins within one year of purchase of the facility that includes the unit; and
3.	Acquisitions of a facility of 25 megawatts or less of summer net capability, as defined by PJM, or contracts to control 25 megawatts or less of summer net capability, as defined by PJM, provided, however, that Defendants do not acquire, or enter into contracts to obtain control of, more than 100 megawatts of summer net capability from units at a single facility during a single calendar year. For the purpose of Section XI.A.3., the summer net capability of a unit that is an intermittent capacity resource, as defined by PJM, will be measured as of the date of acquisition of the unit, or of entry into the contract to control the unit, in accordance with the methodology used by PJM for calculating capacity values for intermittent capacity resources.
B.	Unless a transaction subject to Section XI.A. is otherwise subject to the reporting and waiting period requirements of the HSR Act:
1.	Defendants shall provide notification to the United States within five (5) calendar days of acceptance of any contract subject to Section XI.A. and shall submit copies of the contracts and any management or strategic plans discussing the proposed transaction, and the names of the principal representatives of the parties to the agreement who negotiated the agreement. Defendants shall send the required materials to Chief, Transportation, Energy, and Agriculture Section,

Antitrust Division, United States Department of Justice, 325 Seventh Street, NW, Suite 500, Washington, DC 20530. Should oversight of this Final Judgment be the responsibility of another section of the Antitrust Division, the required materials shall be sent to the chief of the section responsible for oversight of this Final Judgment;
2.	Within thirty (30) calendar days of the receipt of the required materials, if the transaction is not reportable under the HSR Act, the United States will determine whether it requires additional information from the parties to the contract. If the United States makes such a request for additional information, the parties will provide the information requested.
C.	Once the parties have provided all of the information requested under Section XI.B. or under the HSR Act, the United States must notify Defendants within thirty (30) calendar days if the United States disapproves the proposed transaction.

D.	Section XI.A. shall be broadly construed and any ambiguity or uncertainty shall be resolved in favor of requiring prior approval.

E.	Nothing in this Section limits Defendants’ responsibility to comply with the requirements of the HSR Act with respect to any acquisition.
XII. COMPLIANCE INSPECTION
A.	For purposes of determining or securing compliance with this Final Judgment, or of determining whether this Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the United States Department of Justice, including consultants and other persons retained by the United States, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to Defendants, be permitted:
1.	Access during Defendants’ office hours to inspect and copy, or at the United States’ option, to require Defendants to provide copies of, all books, ledgers, accounts, records, and documents in the possession, custody, or control of Defendants, relating to any matters contained in this Final Judgment; and

2.	To interview, either informally or on the record, Defendants’ officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by Defendants.
B.	Upon the written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, Defendants shall submit written reports, or responses to written interrogatories, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested.

C.	No information or documents obtained by the means provided in this section shall be divulged by the United States to any person other than an authorized representative of the executive branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.
D.	If at the time information or documents are furnished by Defendants to the United States, Defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and Defendants mark each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure,” then the United States shall give Defendants ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).
XIII. RETENTION OF JURISDICTION
     The Court retains jurisdiction to enable any party to this Final Judgment to apply to the Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.
XIV. EXPIRATION OF FINAL JUDGMENT
     Unless the Court grants an extension, this Final Judgment shall expire ten (10) years from the date of its entry.

XV. PUBLIC INTEREST DETERMINATION
     Based on the record in this case, entry of this Final Judgment is in the public interest, and the parties have complied with the procedures of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16.
Dated:
______________________
United States District Judge

ATTACHMENT A

State	Identification Number	PJM Substation
(PJM Queue, www .pjm.com)
DE	Q42	Indian River
NJ	P23	Bayonne 138 kV
NJ	Q08	Red Oak 230 kV
NJ	Q11	Red Oak 230 kV
NJ	Q26	Churchtown 230 kV
NJ	Q41	Mt. Hope Mine 34.5 kV
PA	C02	South Lebanon 230 kV
PA	G06	Martins Creek #4
PA	M11	Susquehanna #1
PA	M12	Susquehanna #2
PA	P04	Peach Bottom 500 kV
PA	Q20	Holtwood
PA	Q28	Eldred-Frackville 230 kV